UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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TEMPUR SEALY INTERNATIONAL, INC.

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Explanatory Note:

On or after April 13, 2015, Tempur Sealy International, Inc. will release or otherwise provide to investors an investor presentation titled “The Right Board, The Right Leadership And The Right Strategy To Deliver Stockholder Value Now And Over The Long Term - Refuting H Partners’ Misleading Claims”.

TEMPUR + SEALY

TEMPUR-PEDIC | TEMPUR | Sealy | Sealy Posturepedic | S&F STEARNS & FOSTER | OPTIMUM

Tempur Sealy International, Inc.
Supplemental Slides
April 14, 2015
The Right Board, The Right Leadership and The Right Strategy
to Deliver Stockholder Value Now and Over The Long-Term
Refuting H Partners’ Misleading Claims

Board and Management Team’s History of Value Creation

Under the leadership of the current Board and management team, Tempur Sealy has consistently delivered strong results and stockholder value creation
Tempur Sealy has transformed itself into the global bedding leader and is executing a clear strategy to drive continued growth and profitability
Tempur Sealy’s Board and management are steadfast in their commitment to strong corporate governance and stockholder stewardship
Your Board and management team remain keenly focused on enhancing margins and executing a global growth plan – and are confident in the Company’s ability to deliver on these priorities for stockholders
Tempur Sealy has a proven Board and management team who are uniquely capable of delivering on the value creation inherent in the Company’s strategy
Given Recent Misleading Claims by H Partners Regarding
Tempur Sealy, It Is Time to Present the Facts
Tempur Sealy’s Board and Management are Committed to
Creating Long-Term Value for ALL Stockholders
Note:
Please refer to “Forward-Looking Statements” at the end of this investor presentation.

H PARTNERS

ARIK RUCHIM

Dear Mark,

Happy New Year!

Regards,
Arik

888 SEVENTH AVENUE • 29TH FLOOR • NEW YORK, NY 10019
T: 212-265-4200 • F: 212-265-4206 • ARUCHIM@HPARTNERSLP.COM

H Partners Agrees: Tempur Sealy Under Mark Sarvary
Delivering “Incredible Progress”

Despite its Personal Appreciation of “Incredible Progress,” a Mere Month Later, H Partners Launched a Campaign
That Could Jeopardize This Very Progress and Dismiss the Team Driving These “Outstanding Contributions”
FACT: H Partners Praised Mark Sarvary’s Performance in January 2015, Only Weeks Before the Start of its Public Campaign
H Partners’ Claim: “Confronting the Facts in 2015: Based on Three Years’ Evidence of Value Destruction by Mr. Sarvary and the Board, We
Have Re-Assessed Our Position”
Dear Mark,
Happy New Year! Thanks for your outstanding contributions to the company. Tempur has made incredible progress over the past two years and we know how much work went into that. While the stock may not reflect this progress, we believe it’s only a matter of time and that 2015 will be a great year. I hope you enjoy our annual letter and look forward to seeing you in Las Vegas! (1)
(January 2015)
Note: Permission to use quotes neither sought nor obtained.
Note 1: As referenced, Mr. Sarvary met with Arik Ruchim of H Partners on January 18, 2015 at Las Vegas Market, the annual site of the U.S. Furniture industry trade show.
Regards,
Arik

Total Shareholder Return
(Aug 4, 2008 to Apr 10, 2015)

TEMPUR+SEALY

Leader in Total Shareholder Return (1)
(Since Mark Sarvary Joined On Aug 4, 2008 to Apr 10, 2015)
+511% +212%
Tempur Sealy Peer Median
(4)
Tempur Sealy’s Track Record of Strong and Consistent
Long-Term Results

Mr. Sarvary led Tempur Sealy through the recession and a significant change in competitive landscape in 2012, producing performance ahead of S&P 500
Comparisons to Select Comfort paint an inaccurate and misleading view of comparative performance; Select Comfort’s share price hit an all-time low of $0.19 on December 19, 2008, down 97% from one year prior (2)
“We are dropping coverage of Select Comfort due to doubts regarding the company’s ability to continue as a going concern.”
(Wedbush Morgan Securities – December 23, 2008) (3)
FACT: Tempur Sealy Has Realized a Total Stockholder Return of 511%
(1)
Under Mr. Sarvary and the Board’s Leadership. Over That
Same Time Period, Mattress Peers Select Comfort and Simmons Co. Entered or Appeared to be Nearing Bankruptcy
H Partners’ Claim: Tempur Sealy Has Significantly Underperformed the S&P 500 Index, Mattress Sector Peers and the Company’s Self-
Selected Peer Group
Track Record of Performance
Under Mr. Sarvary and the Board
(200%)
0%
200%
400%
600%
800%
1000%
Aug-08 Aug-09 Aug-10 Aug-11 Aug-12 Aug-13 Aug-14
Tempur Sealy S&P 500
Aug 4, 2008:
Mr. Sarvary
joins as CEO
H Partners cuts off
performance around this point
Tremendous outperformance
versus market and peers
Significant change
in competitive
landscape
Recovery and continued strong
performance driven by strategic
action and Sealy acquisition
Significant
outperformance
under Mr. Sarvary
Note 1:  Represents performance from August 4, 2008, the date Mr. Sarvary joined as CEO, to April 10, 2015. Total shareholder return includes stock price appreciation and dividends reinvested.
Note 2:  Represents performance from December 19, 2007 to December 19, 2008. Includes stock price appreciation only.
Note 3:  Permission to use quote neither sought nor obtained.
Note 4: Peer group as outlined in Tempur Sealy Form 10-K for the year ended December 31, 2014. Mattress Firm Holding Corp. is excluded because it was private at the time Mr. Sarvary joined as CEO on August 4, 2008; its IPO was completed on November 17, 2011.
Note 5:  During 2008-2014, the Company’s reported net income under U.S. generally accepted accounting principles ("GAAP") grew at a 10.8% CAGR and GAAP EPS grew at a 14.2% CAGR. Adjusted EBITDA and Adjusted EPS are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or GAAP EPS. Management believes that the use of Adjusted EPS and Adjusted EBITDA provide investors with additional useful information with respect to the operating performance of the Company, and the impact of costs associated with the Sealy acquisition, and (where applicable) the disposal of three U.S. innerspring component facilities, the accelerated amortization of deferred financing charges for voluntary debt prepayment of Term A and Term B loans, other income related to certain other non-recurring items, including income from a partial settlement of a legal dispute, and adjustment of taxes to a normalized tax rate related to the aforementioned items as well as other discrete income tax events. In addition, the use of Adjusted EBITDA provides investors with additional useful information with respect to the Company’s senior secured credit facility and covenant compliance. For a reconciliation of Adjusted EBITDA and Adjusted EPS to the applicable GAAP information please refer to “Reconciliation of Non-GAAP Financial Measures”.
+95%
Strong Financial Performance
(2008 – 2014 CAGR)
+21.5% +15.2%
+18.9%
Adj. EBITDA (5) Net Sales Adj. EPS (5)
S&P 500

Total Shareholder Return (1)
(Feb 12, 2004 to Oct 4, 2007)

TEMPUR + SEALY

(40%)
0%
40%
80%
Feb-04 Nov-04 Jul-05 Apr-06 Jan-07 Oct-07
Mr. Sarvary’s Strong Performance at Campbell Soup North
America

We believe that H Partners’ use of market capitalization weighted index data to compare against Campbell Soup’s results excluding the International
Soup & Sauces segment is flawed
H Partners’ proxy for Campbell Soup North America (Campbell Soup’s overall performance excluding the International Soup & Sauces segment)
does not accurately reflect Mr. Sarvary’s responsibilities
Revenue and EBIT growth in the market indices were impacted by index membership changes and M&A during the time period
Index not only includes players with large international operations, but is heavily weighted towards those players (e.g. Legacy Kraft Foods,
General Mills and Heinz had a combined weight of over 50% of the index in 2007)
+23% +42%
Campbell Soup Peer Median
(2)
Summary Performance
Peer Breakout
(1)
Kellogg 56%
WM Wrigley 55%
Heinz 44%
Campbell Soup 42%
General Mills 40%
Dean Foods 30%
McCormick & Company 23%
Hershey 20%
Legacy Kraft Foods 15%
ConAgra Foods 11%
Tyson Foods 11%
Sara Lee 3%
FACT: As President of Campbell Soup North America, Mr. Sarvary Successfully Helped Drive Total Stockholder Returns That
Outperformed Peers by ~2x
H Partners’ Claim: Under Mr. Sarvary, Campbell Soup North America Significantly Underperformed Peers
Note 1: Total Shareholder Return includes stock price appreciation and dividends reinvested. Represents performance during Mr. Sarvary’s tenure as President of Campbell Soup North America, February 12, 2004 to October 4, 2007.
Note 2: Peer group represents constituents of the S&P 500 Packaged Foods Index in 2003 and 2007; ConAgra Foods, Dean Foods, General Mills, Heinz, Hershey, Sara Lee, Kellogg, McCormick & Company, legacy Kraft Foods, Tyson Foods and WM Wrigley.
Composite performance represents the peer median. Excludes Campbell Soup, which was also a member of the S&P 500 Packaged Foods index in 2003 and 2007.

Tempur Sealy Has the Right Leadership in Place to Drive
Value for All Stockholders Now and Over the Long-Term

Mr. Sarvary was identified as part of the Board’s extensive search process
Search process was overseen by a Board committee comprised of four independent directors with the assistance of leading executive search firm
Process included extensive due diligence and review of Mr. Sarvary’s track record, including detailed discussion with his colleagues and former employers
Mr. Sarvary had a successful track record at Campbell Soup
Company – one that was well recognized by management and
came to an amicable conclusion
During tenure as president, the North America division grew sales and earnings each year
Board unanimously concluded that Mr. Sarvary was the best person to lead Tempur Sealy forward
Tempur Sealy Board Looked for World Class
Leader with Deep Retail and Consumer
Experience – Mr. Sarvary Was a Clear Choice
H Partners Voiced Strong Support for
Tempur Sealy’s Leadership
In addition to its very supportive January 2015 note, H Partners communicated:
“Our businesses in North America, under Mark Sarvary’s leadership, delivered another strong performance this past year. We have good momentum in the marketplace in our core categories of simple meals, including soup, as well as baked snacks, and vegetable-based beverages.
We are well positioned to build on this performance. I want to thank Mark for the many contributions he has made to Campbell and wish him well in the future. He has done an exceptional job.”
Douglas R. Conant, Campbell’s CEO (1)
(04 October 2007)
JULY 2014: “Congratulations on your progress in the second quarter. In particular, we were impressed by Tempur North America’s growth. We know how much work went into stabilizing this segment, and we are very appreciative. Between Tempur North America’s resumed growth trajectory,
Sealy’s continued market share gains, and an expanding international presence for both brands, the company’s future is bright. Thanks for your leadership…”
H Partners’
email to Mark Sarvary and other members of
Tempur Sealy management (1)
(25 July 2014)
MARCH 2012: “In 2008…Tempur-Pedic recruited a CEO [Mark
Sarvary] who previously worked at the Campbell Soup Company,
J. Crew and Nestle… These managers’ strong consumer and general management backgrounds have enabled Tempur-Pedic and Select Comfort to succeed.”
H Partners’ Letter to Sealy Corporation (1)
(11 March 2012)
Note 1:
Permission to use quotes neither sought nor obtained.

Tempur Stockholders: Do Not Be Deceived by H Partners

Only a month before its public complaints against the
Company, H Partners was praising the Tempur Sealy
management team
We urge all Tempur Sealy stockholders to see through
H Partners’ misrepresentations
Vote to maintain the strategy and progress overseen
by the Tempur Sealy Board and management team
Who Do You Trust?
Protect Your Investment:
Vote “FOR” Tempur Sealy’s Board Nominees

Appendix 8

Year Ended Year Ended
Adjusted EBITDA December 31, 2008 December 31, 2014
Net income attributable to Tempur Sealy International, Inc. $58.9 $108.9
Interest expense 25.1 91.9
Income taxes 48.6 64.9
Depreciation & amortization 40.8 89.7
EBITDA $173.3 $355.4
Adjustments for financial covenant purposes:
Integration costs -- 40.3
Financing charges -- 1.3
Loss on disposal of business -- 23.2
Other income -- (15.6)
Adjusted EBITDA $173.3 $404.6
In this investor presentation and certain of its press releases and
SEC filings, the Company provides information regarding
adjusted earnings per share and adjusted earnings before
interest, taxes, depreciation and amortization (“EBITDA”), which are not recognized terms under U.S. Generally Accepted
Accounting Principles (“GAAP”) and do not purport to be
alternatives to net income as a measure of operating performance or GAAP earnings per share. Because not all companies use
identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.
Adjusted EPS
Management believes that the use of this non-GAAP financial
measure provides investors with additional useful information with respect to the impact of various costs associated with the Sealy acquisition and the disposal of the three U.S. innerspring
component facilities and the accelerated amortization of deferred financing charges for voluntary prepayment of Term A and Term
B loans, other income related to certain other non-recurring items, including income from a partial settlement of a legal dispute, and adjustment of taxes to a normalized rate related to the
aforementioned items and other discrete income tax events.
EBITDA/Adjusted EBITDA
Management believes that the use of EBITDA and adjusted
EBITDA provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the
Company’s compliance with key financial covenants.
For more information regarding the types of reconciling
adjustments made between these non-GAAP financial measures
and the corresponding GAAP information set forth above under
“Reconciliation of Non-GAAP Financial Measures”, please refer to the Company’s SEC filings, including the Company’s report on
Form 8-K filed on February 5, 2015.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
(In millions, except ratios and per common share amounts)
Year Ended Year Ended
Adjusted Earnings Per Share, Diluted December 31, 2008 December 31, 2014
Earnings per share, diluted (GAAP) $0.79 $1.75
Loss on disposal of business, net of tax -- 0.27
Integration costs, net of tax -- 0.49
Financing costs, net of tax -- 0.05
Other income, net of tax -- (0.18)
Adjustment of taxes to normalized rate -- 0.27
Tax provision related to repatriation of foreign earnings 0.15 --
Adjusted earnings per share, diluted $0.94 $2.65
Diluted shares outstanding 74.9 62.1
Reconciliation of Non-GAAP Financial Measures
Note 1:  Integration costs represents costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
Note 2:  Financing charges represent costs incurred in connection with the amendment of our senior secured credit facility.
Note 3:  Loss on disposal of business represents costs associated with the disposition of the three U.S. innerspring component production facilities and related equipment.
Note 4:  Other income in 2014 includes certain other non-recurring items, including income from a partial settlement of a legal dispute.
(1)
(1)
(2)
(2)
(3)
(3)
(4)
(4)

Forward-Looking Statements
TEMPUR, Tempur-Pedic, TEMPUR-Cloud, TEMPUR-Choice, TEMPUR-Weightless, TEMPUR-Contour, TEMPUR-Rhapsody, TEMPUR-Flex, GrandBed, TEMPUR-Simplicity, TEMPUR-Ergo,
TEMPUR-UP, TEMPUR-Neck, TEMPUR-Symphony, TEMPUR-Comfort, TEMPUR-Traditional, TEMPUR-Home, Sealy, Sealy Posturepedic, Stearns & Foster and Optimum are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries. All other trademarks, trade names and service marks in this presentation are the property of the respective owners.

In this investor presentation we provide or refer to certain historical information for the Company. For a more detailed discussion of the Company’s financial performance please refer to the
Company’s SEC filings.
Note Regarding Historical Financial Information:
Note Regarding Trademarks, Trade Names and Service Marks:
This investor presentation contains "forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the
Company’s plans, objectives, goals, strategies and other information that is not historical information. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its key strategic growth initiatives, margin improvements and global growth plans. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.
Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements in this investor presentation. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy into the
Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported net sales and earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.
Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission (SEC), including without limitation, the Company's 2014 Annual Report on Form 10-K filed on February 13, 2015 with the SEC, under the headings "Special Note Regarding Forward-Looking
Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-
looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Except where the context otherwise requires, the terms “we,” “us” “our” or the “Company” refer to Tempur Sealy International, Inc. and its subsidiaries.